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EXHIBIT 4.5

     The following is a description of the registration rights pertaining to the shares sold in the 2000 unit offering:

          (a) Certain Definitions. As used in this Paragraph 2, the following definitions shall apply:

          "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Registerable Securities" means the shares of our common stock which are part of the units being offered and the shares of our common stock underlying the warrants, provided, however, that Registerable Securities shall not include any shares which have previously been registered or sold to the public.

          "Registration Expenses" means all expenses incurred by us in complying with registration provisions including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of our counsel, blue sky fees and expenses, and the expense of any special audits incident to or required in connection with any such registration. Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale or the fees and expenses of your counsel.

          The terms "register", "registered" and "registration" refer to a registration affected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed in connection therewith), and the declaration of the effectiveness of such registration statement.

          (b)     Registration.

          (i) If at any time, or from time to time, but prior to the second anniversary of the purchase of the units, we shall determine to register any of our stock, either for our own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction, using a form that would permit inclusion of the Registerable Securities, we shall:

          (aa) promptly give you written notice thereof: and

          (bb) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registerable Securities specified in a written request from you received by us within 15 days after we give such written notice, subject to the provisions below.

          (ii) If, in connection with the registration by us, the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the registration of Registerable Securities held by each of you in such manner as the managing underwriter may determine. Priority will be given by such managing underwriter to shares being registered by us for our own account.

          (iii) We will have the right to terminate or withdraw any registration initiated by us prior to the effectiveness of such registration, whether or not you have elected to include securities in such registration.

          (c) All Registration Expenses incurred in connection with the registration will be borne by us.

          (d) If, in the opinion of our counsel, no registration under the Securities Act is required in connection with the disposition of the Registerable Securities covered by any request made you in the manner in which you propose to dispose of the Registerable Securities included in such request, we need not comply with such request; provided, however, that we will not be so relieved of our obligations to register the securities unless we are prepared at your request to remove from the certificates representing such Registerable Securities all restrictive legends and to rescind any stop-transfer instructions previously communicated to our transfer agent relating to such Registerable Securities.

          (e) If and whenever we effect the registration of Registerable Securities, we will employ reasonable efforts to:

          (i) Furnish to you such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as you may reasonably request in order to facilitate the public sale or other disposition of your Registerable Securities.

          (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of Registerable Securities covered by such registration statement, including such amendments and supplements as may be necessary to reflect your intended method of disposition of such Registerable Securities; provided that we will have no obligation to keep such registration statement effective and current for any particular period.

          (f) In order to include your Registerable Securities in a registration statement, you will be required to indemnify us, each of our directors and officers, our legal counsel and independent accountants, each underwriter, if any, each control person of ours or such underwriter within the meaning of Section 15 of the Securities Act, and each other selling shareholder, each of its officers and directors and partners and each person controlling such selling shareholder within the meaning of Section 15 of the securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse us, such holders, such directors, officers, counsel, accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, lose, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to us by you for use therein.

          (g) You will be required to furnish to us such information regarding yourself, the Registerable Securities and the distribution proposed by you as we may request in writing.